CounterPath Reports Fourth Quarter
and Fiscal 2019 Financial Results and Amends Loan Facility

Year-over-Year Recurring Revenue Growth of 26%

VANCOUVER, BC, Canada — July 11, 2019 — CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the “Company” or “CounterPath”), a global provider of award-winning Unified Communications (UC) solutions for enterprises and service providers, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2019.

Fourth Quarter Fiscal 2019 Financial Highlights

  Quarterly revenue of $2.8 million for the fourth quarter of fiscal 2019, compared to revenue of $2.8 million for the fourth quarter of fiscal 2018.

  Subscription, support and maintenance revenue (revenue of a recurring nature) for the fourth quarter of fiscal 2019 was $1.4 million or 50% of total sales, compared to $1.2 million or 43% of total sales for the fourth quarter of fiscal 2018.

  Gross margin of 85% in the fourth quarter of fiscal 2019, compared to gross margin of 82% in the fourth quarter of fiscal 2018.

  Non-GAAP loss from operations of $0.9 million for the fourth quarter of fiscal 2019, compared to non-GAAP loss from operations of $1.7 million for the fourth quarter of fiscal 2018.

  Net loss of $0.9 million, or $0.15 per share for the fourth quarter of fiscal 2019, compared to net loss of $1.4 million, or $0.24 per share, for the fourth quarter of fiscal 2018.

  Non-GAAP net loss of $1.0 million, or $0.16 per share for the fourth quarter of fiscal 2019, compared to non-GAAP loss of $1.7 million, or $0.28 per share, for the fourth quarter of fiscal 2018.

Fiscal 2019 Financial Highlights

  Annual revenue of $10.8 million for fiscal 2019, a decrease of 13% compared to the $12.4 million in revenue for fiscal 2018.

  Subscription, support and maintenance revenue for fiscal 2019 grew by 26% to $5.4 million year- over-year, representing 50% of total sales for fiscal 2019 compared to $4.3 million or 35% of total sales for fiscal 2018.

  Gross margin of 79% in fiscal 2019, compared to gross margin of 87% in fiscal 2018.

  Non-GAAP loss from operations of $4.7 million for fiscal 2019, compared to non-GAAP loss from operations of $2.2 million for fiscal 2018.

  Net loss of $5.0 million, or $0.84 per share for fiscal 2019, compared to $3.2 million, or $0.59 per share, for fiscal 2018.

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

  Non-GAAP net loss of $4.8 million, or $0.81 per share for fiscal 2019, compared to non-GAAP loss of $2.2 million, or $0.40 per share, for fiscal 2018.

  Cash of $1.9 million as of April 30, 2019 compared to $2.3 million as of April 30, 2018.

Management Commentary

“We are pleased to have finished the fiscal year by growing both revenue and gross margin for two consecutive quarters, while also reducing cash costs for two consecutive quarters,” said David Karp, Interim CEO and CFO. “Our recurring revenue grew to its highest level during the fourth quarter as approximately half of our business is now of a recurring revenue nature which will bode well for future revenue growth and stability. While the fiscal year 2019 was challenging in terms of overall revenue achieved, we accomplished several key milestones.”

“We completed the development of our collaboration application and operationalized the collaboration service for Bria, which provides HD video and audio conferencing, and screen sharing capabilities for up to 200 participants in a secure virtual meeting room. The development of the collaboration solution was a significant investment made by the Company over the last two years and the completion of this development enabled the reduction of specific headcount in February 2019, thereby lowering ongoing costs. During the third quarter, we sold our first white-labeled collaboration application to a cloud communications service provider with a focus on serving mid-market and enterprise businesses.”

“During the fiscal year, we launched Bria Teams; an SMB focused, subscription-based cloud service. The service securely unifies team communications across desktop and mobile devices, enabling organizations to enhance team productivity. We also integrated our collaboration service within our Bria Teams Pro offering. The all-in-one communications application, Bria Teams Pro, reduces the need to have separate apps such as Slack, Zoom or other messaging and video conferencing services. Bria Teams overlays an organization’s infrastructure to leverage its existing investments, reducing both costs and complexity. The industry recognized Bria Teams as a leading UCC (Unified Communication and Collaboration) offering. The offering won TMC’s 2019 Unified Communications Product of the Year Award and was named as a finalist for 2019 Best of Enterprise Connect Award against some of the biggest unified communications companies in the industry.”

“Another important achievement during the fiscal year was the advancement of our Channel Partner Program. Our Channel Partner Program is essential to the ongoing strategy of the Company as it enables the Company to leverage its sales force, particularly in regions outside of North America. The Channel Partner Program is administered through a self-service web portal, similar to our e-store, enabling our partners to order and manage their customers and end users in a secure and scalable fashion. We now have over 50 channel partners selling subscription-based Bria globally, primarily focused on growing our recurring revenue business.”

“While transitioning to recurring revenue is challenging, as the Company sacrifices short term revenue for more stable and repeatable revenue in the future, we believe this is the right direction for the Company, and we continue to make good progress with the transition. Our strategy of offering more value-added cloud-based services such as Instant Messaging, Peer-to-Peer Calling, Screen Sharing and Video Collaboration to our traditional applications will benefit our objective of moving in this direction.”

“The unified communications market opportunity is significant. According to new research published by Polaris Market Research, the unified communications (UC) market is anticipated to reach over $186 billion by 2026. We are excited to be participating within a large cross-section of this market given that our recently launched Bria Teams communications and collaboration solution addresses the SMB market, while our comparable white-label solutions address the service provider and enterprise market,” added Karp.

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

Amendment to Loan Agreement

CounterPath also announced today that it has entered into an amended loan agreement (the “Amendment Agreement”) with Wesley Clover International Corporation and KMB Trac Two Holdings Ltd. (collectively, the “Lenders”), pursuant to which to Lenders have agreed to amend the existing loan agreement (the “Loan Agreement”, together with the Amendment Agreement, the “Amended Loan Agreement”) to increase the maximum amount of the loan from $3,000,000 to $5,000,000 and to extend the term of the loan such that all outstanding principal and accrued interest is due on April 11, 2021. Wesley Clover International Corporation owns approximately 25.3% of the Company’s common shares and is controlled by the Chairman of the Company, Terence Matthews and KMB Trac Two Holdings Ltd. is represented by Steven Bruk, a director of the Company, and Karen Bruk, Mr. Bruk’s spouse. KMB Trac Two Holdings Ltd., Steven Bruk and Karen Bruk own approximately 20.5% of the Company’s common shares.

Pursuant to the terms of the Amended Loan Agreement, the loan is unsecured and will be made available in multiple advances at the discretion of the Company and will bear interest at a rate of 8% per year, payable monthly. The outstanding principal and any accrued interest may be prepaid without penalty. The loan is intended to be used for general working capital purposes.

The entry into the Amendment Agreement constitutes a related party transaction under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Amendment Agreement is exempt from the formal valuation requirements of MI 61-101 pursuant to Section 5.5(a) of MI 61-101 as the fair market value of the subject matter of the transaction did not exceed 25% of the Company's market capitalization and is exempt from the minority shareholder approval requirements pursuant to Section 5.7(f) of MI 61-101 as the Amendment Agreement is a non-convertible loan on reasonable commercial terms that are not less advantageous to the Company than if the loan were obtained from a person dealing at arm’s length with the Company. As the Amendment Agreement is a related party transaction and was announced less than 21 days before its closing, MI 61-101 requires the Company to explain why the shorter period was reasonable or necessary in the circumstances. In the view of the Company it was necessary to immediately enter into the Amendment Agreement in order to have the funds available and therefore, such shorter period was reasonable and necessary in the circumstances.

Fiscal 2019 Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified).

Revenue was $10.8 million for the year ended April 30, 2019 compared to $12.4 million in the prior fiscal year. For fiscal 2019, software revenue was $4.7 million compared to $6.3 million in the prior year, subscription, support and maintenance revenue was $5.4 million compared to $4.3 million in the prior year, and professional services and other revenue was $0.7 million compared to $1.8 million in the prior year.

Operating expenses for the year ended April 30, 2019 were $15.9 million compared to $15.2 million in the prior year. Operating expenses for the year ended April 30, 2019 included non-cash stock-based compensation expense of $0.5 million (2018 - $0.6 million). Cost of sales was $2.2 million for the year ended April 30, 2019 compared to $1.6 million in the prior year. Sales and marketing expenses were $4.1 million for the year ended April 30, 2019 compared to $4.3 million in the prior year. For the year ended April 30, 2019, research and development expenses were $5.5 million and general and administrative expenses were $4.1 million compared to $5.5 million and $3.8 million, respectively, in the year ended April 30, 2018.

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

Interest and other income (expense), net for the year ended April 30, 2019 was $0.2 million compared to ($0.4) million for the year ended April 30, 2018. Interest and other income (expense), net for the year included a foreign exchange gain of $0.3 million, offset by interest expense of $0.1 million. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

Net loss for the year ended April 30, 2019 was $5.0 million, or $0.84 per share, compared to $3.2 million, or $0.59 per share, for last fiscal year. As at April 30, 2019, the Company had $1.9 million in cash, compared to $2.3 million as at April 30, 2018.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statements that (1) approximately half of the Company’s business is now of a recurring revenue nature which will bode well for future revenue growth and stability; (2) Bria Teams, an SMB focused, subscription-based cloud service, securely unifies team communications and collaboration across desktop and mobile devices, enabling organizations to enhance team productivity; (3) the Company believes that transitioning to recurring revenue for more stable and repeatable revenue in the future is the right direction for the Company; (4) the Company’s strategy of offering more value added cloud based services like Instant Messaging, Peer-to-Peer Calling, Screen Sharing and Video Collaboration to its traditional applications will benefit its objective of moving to recurring revenue; and (4) the unified communications market will grow to $186 billion by 2026. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in the Company’s sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company’s products through channel partners or the length of time of deployment of the Company’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect the Company’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies including the refresh of our Software-as-a Service (SaaS) solution; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable service providers, OEMs and enterprises large and small around the globe to offer a seamless and unified communications experience across any network. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions deliver high-quality voice and video calling, messaging, and presence offerings to our customers such as AT&T, Avaya, Bell Canada, BT, Liberty Global, Ribbon Communications, Uber and Vonex. Visit counterpath.com and follow @counterpath.

Contacts:

David Karp
Interim Chief Executive Officer and Chief Financial Officer
dkarp@counterpath.com

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2019	2018

Assets
Current assets:
Cash	$1,862,458	$2,348,883
Accounts receivable (net of allowance for doubtful accounts of $619,514 (2018 - $322,638))	1,876,896	3,509,010
Deferred sales commission costs – current	122,777	–
Derivative assets	1,178	–
Prepaid expenses and other current assets	263,078	191,245
Total current assets	4,126,387	6,049,138

Deposits	94,829	98,633
Deferred sales commission costs – non-current	77,571	–
Equipment	59,914	121,819
Goodwill	6,541,290	6,843,575
Intangibles and other assets	224,795	221,062
Total Assets	$11,124,786	$13,334,227

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,233,875	$2,437,733
Derivative liability	4,512	–
Unearned revenue	2,593,726	2,565,876
Customer deposits	947	2,200
Accrued warranty	52,035	63,130
Total current liabilities	4,885,095	5,068,939

Deferred lease inducements	4,031	14,339
Loan payable	3,000,000	–
Unrecognized tax liability	9,763	9,763
Total liabilities	7,898,889	5,093,041

Stockholders’ equity:

Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: April 30, 2019 – nil; April 30, 2018 – nil	–	–
Common stock, $0.001 par value Authorized: 100,000,000 Issued: April 30, 2019 – 5,950,246; April 30, 2018 – 5,930,468	5,950	5,931
Additional paid-in capital	75,667,533	75,170,181
Accumulated deficit	(68,581,091)	(63,701,685)
Accumulated other comprehensive loss – currency translation adjustment	(3,866,495)	(3,233,241)
Total stockholders’ equity	3,225,897	8,241,186
Liabilities and Stockholders’ Equity	$11,124,786	$13,334,227

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2019	2018	2019	2018
Revenue:
Software	$1,261,931	$1,031,587	$4,660,660	$6,338,512
Subscription, support and maintenance	1,428,043	1,204,039	5,366,290	4,273,410
Professional services and other	158,081	538,841	737,954	1,769,819
Total revenue	2,848,055	2,774,467	10,764,904	12,381,741
Operating expenses:
Cost of sales (includes depreciation of $529 (2018 - $6,337))	441,381	498,692	2,223,984	1,629,814
Sales and marketing	1,115,982	1,234,735	4,061,921	4,266,716
Research and development	1,383,698	1,454,758	5,547,587	5,506,887
General and administrative	857,006	1,364,860	4,098,173	3,772,094
Total operating expenses	3,798,067	4,553,045	15,931,665	15,175,511
Loss from operations	(950,012)	(1,778,578)	(5,166,761)	(2,793,770)
Interest and other (expense) income, net
Interest and other income	–	3	2,145	3
Interest expense	(80,535)	(26)	(107,323)	(364)
Foreign exchange (loss) gain	148,560	329,973	256,765	(426,539)
Change in fair value of derivative instruments	2,632	–	1,735	–
Total interest and other (expense) income, net	70,657	329,950	153,322	(426,900)
Net loss for the year	$(879,355)	$(1,448,628)	$(5,013,439)	$(3,220,670)

Net loss per share:
Basic and diluted	$(0.15)	$(0.24)	$(0.84)	$(0.59)

Weighted average common shares outstanding:
Basic and diluted	5,949,205	5,935,044	5,942,096	5,496,201

CounterPath Reports Fourth Quarter and Fiscal 2019 Financial Results and Amends Loan Facility

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP loss from operations which excludes non-cash stock-based compensation relative to loss from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net loss which excludes non-cash stock-based compensation, foreign exchange gain (loss) and gain on change in fair value of derivative instruments relative to net loss calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2019	2018	2019	2018
Non-GAAP loss from operations:

GAAP loss from operations	$(950,012)	$(1,778,578)	$(5,166,761)	$(2,793,770)
Plus:
Stock-based compensation	70,312	109,683	474,726	604,566
Non-GAAP loss from operations	$(879,700)	$(1,668,895)	$(4,692,035)	$(2,189,204)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2019	2018	2019	2018
Non-GAAP net loss:

GAAP net loss	$(879,355)	$(1,448,628)	$(5,013,439)	$(3,220,670)
Plus:
Stock-based compensation	70,312	109,683	474,726	604,566
Foreign exchange (gain) loss	(148,560)	(329,973)	(256,765)	426,539
Gain on change in fair value of derivative instruments	(2,632)	-	(1,735)	-
Non-GAAP net loss	$(960,235)	$(1,668,918)	$(4,797,213)	$(2,189,565)

GAAP net loss per share:
Basic and diluted	$(0.15)	$(0.24)	$(0.84)	$(0.59)

Non-GAAP net loss per share:
Basic and diluted	$(0.16)	$(0.28)	$(0.81)	$(0.40)